Exhibit 10.3

Amendment No 2 to
Promissory Note

This AMENDMENT (this “AMENDMENT”) is entered into by and between Company and Holder (each as defined below), effective as of June 9, 2023 (the “Effective Date”), binding on the undersigned parties as of that date.

Odyssey Health, Inc. (“BORROWER”) and Jonathan Lutz (“LENDER”) entered into that certain Promissory Note (the “Note”) dated September 21, 2022, and as amended January 31, 2023, in the amount of $30,000.00 (the “Loan Amount”). Capitalized terms not otherwise defined have the meaning set forth in the Note.

Whereas, the parties have agreed to convert the Loan Amount into shares of Odyssey stock.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

1. Conversion to Odyssey Common Stock. Upon the execution of this Agreement, as consideration for converting the promissory note, the Borrower shall issue the Lender three hundred thousand (300,000) shares of Odyssey common stock, valued at $36,000. The common stock will be restricted under Rule 144. Within three days of this Agreement, Borrower will have Empire Stock Transfer place the shares in Lender’s name in electronic format.

2. Counterparts. This Amendment may be executed by facsimile transmission and in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement

3. Termination of the Note and All Other Terms. The Note will terminate upon the execution of this Agreement and all terms and conditions of the Note will cease and terminate.

IN WITNESS WHEREOF, and acknowledging acceptance and agreement of the foregoing, BORROWER, and LENDER affix their signatures hereto,

Odyssey Health, Inc.	Jonathan Lutz

______________________________	________________________________

By: J. Michael Redmond	By: Jonathan Lutz
Title: President	An Individual
Dated: June 9, 2023	Dated: June 9, 2023